Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST ANNOUNCES SUBMISSION OF NEW DRUG APPLICATION FOR

INVESTIGATIONAL ANTIBIOTIC TEDIZOLID FOR TREATMENT OF SERIOUS SKIN INFECTIONS

Lexington, Mass., October 22, 2013 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced that it has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for approval of its investigational antibiotic tedizolid phosphate (TR-701). Cubist is seeking approval of tedizolid phosphate for the treatment of acute bacterial skin and skin structure infections (ABSSSI). Tedizolid phosphate is a once daily oxazolidinone being developed for both intravenous (I.V.) and oral administration for the treatment of serious Gram-positive infections, including those caused by methicillin-resistant Staphylococcus aureus (MRSA).

Cubist added tedizolid phosphate to its pipeline through the recent acquisition of Trius Therapeutics. Earlier this year, tedizolid phosphate was granted Fast Track status, pursuant to the Generating Antibiotic Incentives Now (GAIN) Act, by the FDA for its Qualified Infectious Disease Product (QIDP) indications of ABSSSI, as well as Hospital-Acquired Bacterial Pneumonia (HABP)/Ventilator-Associated Bacterial Pneumonia (VABP).  The QIDP designation for tedizolid phosphate allows for certain incentives related to the development of new antibiotics, including eligibility for Fast Track status, Priority Review, and if tedizolid phosphate is ultimately approved by the FDA, a five year extension of Hatch-Waxman exclusivity.

The NDA submission is based on data from two Phase 3 late-stage clinical studies, called ESTABLISH 1 and ESTABLISH 2, which enrolled 1,333 people in the U.S., Europe and other regions worldwide. As has been previously reported, tedizolid met the primary endpoint and all secondary endpoints defined by the FDA.

“Globally, MRSA continues to be a significant clinical and economic burden. We believe tedizolid could offer physicians an important treatment option for people with serious skin infections where a well-tolerated, once-daily, short course of therapy would be beneficial,” said Steven Gilman, Ph.D., Executive Vice President of Research and Development and Chief Scientific Officer of Cubist Pharmaceuticals. “Our NDA submission for tedizolid phosphate is an example of our ongoing commitment at Cubist to address the urgent need for new antibiotics in an era of increasing multidrug resistance.”

As the ESTABLISH 1 and ESTABLISH 2 studies have also met the primary endpoint and all secondary endpoints defined by the European Medicines Agency (EMA) Cubist expects to submit a Marketing Authorization Application (MAA) for tedizolid phosphate to the EMA during the first half of 2014.  Additionally, as part of the ongoing clinical program, the company expects to begin studies later this year with tedizolid phosphate for potential use in HABP/VABP, as Gram-positive pathogens are major contributors to these types of lung infections.

About ABSSSI

Acute bacterial skin and skin structure infections (ABSSSI) are a significant and growing problem throughout the world.  ABSSSI are infections that involve deeper tissue or require surgical intervention (e.g., cellulitis, major cutaneous abscesses, and infected wounds) or are associated with a significant underlying disease (e.g., diabetes or systemic immunosuppression) that complicates response to

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therapy. A variety of pathogens may be identified in ABSSSI but the two most common Gram-positive pathogens are Staphylococcus aureus and Streptococcus pyogenes. The significant increase in the incidence of MRSA hospital-acquired infections, as well as community infections, has resulted in a need for therapy of ABSSSI that is effective against MRSA.

About tedizolid phosphate

Tedizolid phosphate (also known as TR-701) is a novel oxazolidinone antibiotic drug candidate that is rapidly converted in vivo by phosphatases to the microbiologically active moiety TR-700. TR-700 is a protein synthesis inhibitor that interacts with the 23S ribosomal ribonucleic acid (rRNA) of the bacterial ribosome, thereby preventing the initiation of translation by inhibiting formation of the initiation complex. Tedizolid phosphate is being developed for both I.V. and oral administration in the potential treatment of acute bacterial skin and skin structure infections (ABSSSI). Tedizolid phosphate is also being developed for potential use in nosocomial pneumonia (hospital-acquired bacterial pneumonia [HABP] and ventilator-associated bacterial pneumonia [VABP]), and other indications in which Gram-positive pathogens are major contributors to infection. Two Phase 3 studies in ABSSSI demonstrated that tedizolid 200 mg once daily for six days was statistically non-inferior to 10 days of linezolid 600 mg twice daily for the primary efficacy endpoints. Secondary endpoints were also met. In these studies, the adverse event rate was low for both tedizolid and linezolid treated patients. Gastrointestinal adverse events (diarrhea, nausea and vomiting) were the most commonly reported in both treatment groups, with the incidence of these events being lower in patients receiving tedizolid.

About the GAIN Act

The GAIN Act, Title VIII (Sections 801 through 806) of the FDASIA, provides pharmaceutical and biotechnology companies with incentives to develop new antibacterial and antifungal drugs for the treatment of life-threatening infectious diseases caused by drug resistant pathogens. Qualifying pathogens are defined by the GAIN Act to include multidrug-resistant Gram-negative bacteria, including Pseudomonas, Acinetobacter, Klebsiella, and Escherichia coli species; resistant Gram-positive pathogens, including methicillin-resistant Staphylococcus aureus (MRSA), vancomycin-resistant Staphylococcus aureus and vancomycin-resistant Enterococcus; multidrug-resistant tuberculosis; and Clostridium difficile.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist is a registered trademark of Cubist Pharmaceuticals, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the therapeutic potential of tedizolid phosphate; the anticipated favorable impact resulting from the FDA designating tedizolid phosphate as a QIDP, including Fast Track status, Priority Review and if tedizolid phosphate is ultimately approved by the FDA, a five year extension of Hatch-Waxman exclusivity; and the expected timing of submitting a MAA to the EMA for tedizolid phosphate and for beginning trials studying the use of tedizolid phosphate in HABP/VABP, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others: the risk that the FDA may not accept for filing, or approve on a timely basis or at all, our NDA for tedizolid phosphate or may require additional data, analysis, information or further studies that may not be clinically feasible or financially practicable; the review of our NDA may take longer than anticipated due to internal FDA constraints, including as a result of the recent U.S. federal government shutdown; any marketing approval for tedizolid phosphate may impose significant limitations on its use and additional post-marketing requirements; our ability to successfully commercialize tedizolid phosphate; competitive risks from current and future therapeutic alternatives to tedizolid phosphate; we may not be able to submit a MAA for tedizolid phosphate on our anticipated timeline; HABP/VABP clinical trials of tedizolid phosphate may not be successful or initiated or conducted in a timely manner; technical difficulties or excessive costs relating to the manufacture or supply of tedizolid phosphate, including our ability to work with our third party contract manufacturers that manufacture and supply tedizolid phosphate on our behalf; we may encounter other unanticipated or unexpected risks with respect to the development or manufacture of tedizolid phosphate; and those additional factors discussed in our and Trius Therapeutics, Inc.’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Contacts:

INVESTORS:

Cubist Pharmaceuticals, Inc.

Eileen C. McIntyre

Vice President, Investor Relations

(781) 860-8533

eileen.mcintyre@cubist.com

MEDIA:

Cubist Pharmaceuticals, Inc.

Jennifer Baird

Director of Product Communications

(781) 860-1282

jennifer.baird@cubist.com